EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Ray Wirta, Chief Executive Officer, and Kenneth J. Kay, Chief Financial Officer of CB Richard Ellis Group, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that:

(i)                                     the Quarterly Report on Form 10-Q for the period ending June 30, 2004, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 9, 2004

/s/ RAY WIRTA
Ray Wirta
Chief Executive Officer

/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer